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                                                                   EXHIBIT 99(e)

                        KEYCORP STUDENT LOAN TRUST 2000-B

                              OFFICER'S CERTIFICATE

Banker's Trust Company                    Key Bank USA, National Association
Four Albany Street                        800 Superior Avenue, 4th Floor
New York, New York  10006                 Cleveland, Ohio  44114
ATTN: Corporate Trust & Agency Group      ATTN: Senior Vice President
      Structured Finance                  Key Education Resources
Phone:  (212) 250-6501                    Phone: (216) 828-9342
Fax: (212) 250-6439                       Fax:   (216) 828-9301.

MBIA Insurance Corporation
113 King Street
Armonk, New York 10504
Attn:  Data Administration
Phone: (914) 765-3772
Fax:  (914) 765-3810

Pursuant to Section 3.09 of the Indenture dated as of September 1, 2000, between KeyCorp Student Loan Trust 2000B, as Issuer, and Bankers Trust Company, as Indenture Trustee, the undersigned hereby certifies that (i) a review of the activities of the Issuer from inception of the Trust through December 31, 2000, and of its performance under the Indenture has been made, and (ii) to the best of our knowledge, based on our review, the Issuer has fulfilled all its obligations under the Indenture throughout such period.

                                   KEYCORP STUDENT LOAN TRUST 2000-B, as Issuer
                                   By:  Bank One, National Association
                                        as Eligible Lender Trustee

                                   By: /s/ Jeffrey L. Kinney
                                      ----------------------------
Date:   3-15-01                    Jeffrey L. Kinney
                                   Vice President